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                                                             Exhibit 10.2.2



                             NRG Energy, Inc.
                            1221 Nicollet Mall
                                 Suite 700
                              Minneapolis, MN

                              April 30, 1996


O'Brien Environmental Energy, Inc.
225 South Eighth Street
Philadelphia, PA  19106


Gentlemen/Ladies:

Reference is made to that certain Chapter 11 Financing Agreement dated as of August 30, 1995, as amended by letter Agreement dated February 20, 1996, (the "DIP Loan Agreement") between O'Brien Environmental Energy, Inc. (the "Company") and NRG Energy, Inc. ("NRG") and the Amended and Restated Stock Purchase and Reorganization Agreement dated as of January 31, 1995 (the "Acquisition Agreement") by and between the Company and NRG. This will confirm our agreement to amend the DIP Loan Agreement by (i) striking the proviso that appears beginning in the seventh line of Section 1.9 of the DIP Loan Agreement and (ii) deleting the words "making or incurring Specified Development Costs" beginning in the fifth line of Section 6(b) of the DIP Loan Agreement and replacing them with the following: "making capital contributions or incurring development costs in connection with the projects commonly referred to as Edgeboro or Grays Ferry" (it being agreed and understood that, in view of the possible increase to the Cash Purchase Price (as defined in the Acquisition Agreement) provided for in Section 2.5 of the Acquisition Agreement in the event the Company makes capital contributions or incurs development costs in connection with Edgeboro or Grays Ferry using funds provided to the Company under the DIP Loan Agreement, any provision in the DIP Loan Agreement providing for a reduction in the amount to be repaid in respect of any DIP Loan would be duplicative of or otherwise inconsistent with Section 2.5 of the Acquisition Agreement. Except as expressly set forth above herein, this letter amendment does not amend or otherwise affect the DIP Loan Agreement, which shall continue in full force and effect.

If the foregoing accurately sets forth our agreement with respect to the subject matter hereof, please sign in the place indicated below and return an original of this letter agreement, as signed, to the undersigned.

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O'Brien Environmental Energy, Inc.
[Dated as of the Closing Date]
Page 2


                         NRG Energy, Inc.

                              By: /s/ Craig A. Mataczynski
                              Title:  Vice President


ACCEPTED AND AGREED TO:

O'BRIEN ENVIRONMENTAL ENERGY, INC.

By: /s/ John B. Kelly

As of the date set forth above.